UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 9, 2012

RANGEFORD RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54306	77-1176182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8541 North Country Road 11, Wellington CO 80202

(Address of Principal Executive Offices) (Zip Code)

(970)-218-7080
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement.

On July 5, 2012, Rangeford Resources, Inc. (“the Company”), Orphan Holdings of Texas, Inc. (“Orphan Holdings”) and RF Colorado Ventures, LLC (“RF Colorado”) executed a Share Purchase Agreement (the "Agreement") that provides for the RF Colorado to purchase 9,900,000 shares of the Company’s common stock held by Orphan Holdings for a total purchase price of $300,000, to be paid by RF Colorado.  The closing of the purchase was conditioned upon the delivery of funds.  The transaction closed on August 6, 2012.

As a result of the purchase, RF Colorado has become the majority and controlling shareholder of the Company, as discussed further in Item 5.01.

In addition, the Agreement, at closing, provides for the resignation of the Company’s sole officer, Mr. Frederick Zeigler and the appointment of 2 designees of RF Colorado as officers and directors of the Company.  At the time of this filing, Mr. Zeigler has agreed to remain as an officer and director of the Company for the interim and Mr. Kevin Carreno has been appointed to the Board of Directors.

The Company intends to continue its business in the energy industry and intends to pursue exploration and production opportunities that it is currently investigating.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

As a result of the Agreement discussed in Item 1.01, there was a resulting change in the ownership structure of the Company.  At August 7, 2012, the Company had 10,081,700 shares of common stock issued and outstanding.

Prior to the Agreement, Orphan Holdings held 9,900,000 shares of the Company’s issued and outstanding common stock representing 98.19% of the voting stock.

As a result of the Agreement, RF Colorado Venture, LLC now holds 9,900,000 shares of the Company’s common stock representing 98.19% of the voting stock and is the Company’s controlling and majority shareholder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers and Directors

On August 7, 2012, the Company’s Sole Director appointed Mr. Kevin Carreno to the Board of Directors.

Kevin Carreno, 52

Mr. Carreno currently serves as the President of Experts Counsel, Inc. a private consulting and law practice he founded in 2005.  The practice primarily consists of representing financial services firms and individuals in regulatory proceedings, dispute resolution and serving as an adviser and expert witness on complex financial legal and regulatory matters.  Mr. Carreno has been the part owner and General Counsel of International Assets Advisory, LLC, and a SEC registered broker dealer base in Orlando. From 2007 through 2008, Mr. Carreno served as the Chief Operating Officer of Jesup & Lamont, Inc. based in New York.  From 2000 through 2005, he served as the Chief Executive Officer of Raymond James Investment Services, Ltd., in London, England.  In 2006, Mr. Carreno retired from active services with the United States Air Force Reserves as a Lt. Colonel.

Mr. Carreno received his Juris Doctorate from the University of Denver in 1987.  In 1983, he received a Bachelor of Science degree in Engineering from the United States Air Force Academy.

Mr. Carreno holds his FINRA Series 4, 7, 24 and 53, licenses.  He is member of both the Colorado and Florida Bars.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

 The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated July 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

RANGEFORD RESOURCES, INC.

By: /s/ Frederick Zeigler

      Frederick Zeigler, President

Date: August 10, 2012

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